As filed with the Securities and Exchange Commission on November 7, 2007

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MAGELLAN MIDSTREAM PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	73-1599053
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Williams Center

Tulsa, Oklahoma 74172

(Address of principal executive offices, including zip code)

Magellan Midstream Partners

Long-Term Incentive Plan

(Full title of the plan)

Lonny E. Townsend

One Williams Center

Tulsa, Oklahoma 74172

(Name and address of agent for service)

(918) 574-7000

(Telephone number, including area code, of agent for service)

Copies to:

Dan A. Fleckman

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2300

Houston, TX 77002-6770

(713) 758-2222

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Units Representing Limited Partner Interests	1,800,000 Units	$42.47	$76,446,000	$2,346.89

(1)	Pursuant to Rule 416(a) under the Securities Act, there is also being registered such additional number of common units that become available under the plan because of events such as recapitalizations, unit distributions, unit splits or similar transactions effected without the receipt of consideration that increases the number of outstanding common units.
(2)	Represents common units reserved for issuance under the Magellan Midstream Partners Long-Term Incentive Plan.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices reported on the New York Stock Exchange on November 6, 2007.

STATEMENT UNDER GENERAL INSTRUCTION E – REGISTRATION OF ADDITIONAL SECURITIES

This registration statement is registering an additional 1,800,000 common units under the Magellan Midstream Partners Long-Term Incentive Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

Pursuant to General Instruction E to Form S-8, the additional common units to be registered by this registration statement are of the same class as those securities covered by Magellan Midstream Partners, L.P.’s previously filed registration statement on Form S-8 (Reg. No. 333-71670) filed October 16, 2001, the contents of which are incorporated herein by reference. We hereby incorporate the contents of such Form S-8 by reference in this Registration Statement, as contemplated in General Instruction E.

The following documents filed with the Commission by us pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are also incorporated by reference in this Registration Statement:

•	Annual Report on Form 10-K for the year ended December 31, 2006;

•	Definitive Proxy Statement on Schedule 14A, as revised, initially filed on February 28, 2007;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2007, June 30, 2007 and September 30, 2007; and

•

Current Reports on Form 8-K filed on January 31, 2007, March 1, 2007, April 6, 2007, April 13, 2007, April 20, 2007, April 26, 2007, April 30, 2007, July 31, 2007, August 2, 2007, September 21, 2007 and November 6, 2007.

We further incorporate by reference any filings made by us with the Commission in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this Registration Statement and before the termination of the offering. To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was or is furnished, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference in this document.

You can obtain any document incorporated by reference in this document from us without charge, excluding all exhibits, except that if we have specifically incorporated by reference an exhibit in this Registration Statement, the exhibit will also be provided without charge, by requesting it in writing or by telephone from us at:

Magellan Midstream Partners, L.P.

P.O. Box 22186

Tulsa, Oklahoma 74121-2186

Attention: Investor Relations Department

Telephone: (918) 574-7000

We also make available free of charge on our internet website at http:/ /www.magellanlp.com our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this Registration Statement.

Item 8.	Exhibits

Unless otherwise indicated below as being incorporated by reference to another filing of the registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description
5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on the 7th day of November, 2007.

MAGELLAN MIDSTREAM PARTNERS, L.P.

BY:	MAGELLAN GP, LLC,
its General Partner

By:	/s/ Lonny E. Townsend
Lonny E. Townsend
Senior Vice President, General Counsel and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below appoints John D. Chandler and Lonny E. Townsend, and each of them, any of whom may act without joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 7th day of November, 2007.

Signature	Title

/s/ Don R. Wellendorf	Chairman of the Board, President, Chief Executive
Don R. Wellendorf	Officer of the General Partner

/s/ John D. Chandler	Senior Vice President, Chief Financial Officer and
John D. Chandler	Treasurer of the General Partner

/s/ John P. DesBarres	Director of the General Partner
John P. DesBarres

/s/ Patrick C. Eilers	Director of the General Partner
Patrick C. Eilers

/s/ Thomas T. Macejko, Jr.	Director of the General Partner
Thomas T. Macejko, Jr.

/s/ James R. Montague	Director of the General Partner
James R. Montague

/s/ George A. O’Brien, Jr.	Director of the General Partner
George A. O’Brien, Jr.

/s/ Thomas S. Souleles	Director of the General Partner
Thomas S. Souleles

INDEX TO EXHIBITS

Unless otherwise indicated below as being incorporated by reference to another filing of the registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description
5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).